June 12, 2008

Caterpillar contact:	Navistar contacts:
Kate Kenny	Media Contact:	Investor Contact:
Corporate Public Affairs	Roy Wiley	Heather Kos
(309) 636-5253	630-753-2627	630-753-2406
Kenny_Kate@cat.com

FOR IMMEDIATE RELEASE

Caterpillar And Navistar To Pursue Strategic Alliance

Cat And Navistar To Focus On Global Truck Business And Cooperate On Engine Technologies

Caterpillar Inc. (NYSE: CAT) and Navistar International Corporation (Other OTC: NAVZ) have signed a Memorandum of Understanding (MOU) to pursue global on-highway truck business opportunities and cooperate on a variety of engine platforms. The two companies intend to focus on global truck opportunities, including North American severe service construction trucks, as well as technology development for engines worldwide.

“We are pleased to be matching the formidable talents and technology leadership of two industry leaders to serve an expanding base of engine, truck and equipment customers worldwide,” said Jim Owens, Caterpillar Chairman and Chief Executive Officer. “As the world leader in construction equipment and diesel engines, Caterpillar is now positioning itself for growth in the on-highway truck market. This is an important step for Caterpillar and we look forward to working with Navistar for the continued benefit of our customers.”

“This relationship is a perfect example of Navistar’s strategy of growth through leveraging our own assets and those that others have built,” said Daniel C. Ustian, Navistar Chairman, President and CEO. “In partnership with Caterpillar we intend to extend our leading-edge product focus that we have in North America into the rest of the world.”

Through this alliance, Caterpillar plans to target a 2010 introduction of a North American Cat branded heavy-duty truck for severe service applications, such as road construction, large infrastructure projects and oil and petroleum development. Concurrent with this new strategic

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direction, Caterpillar has determined independently that it will not supply EPA 2010 compliant engines to truck and other on-highway original equipment manufacturers (OEMs).

“Caterpillar and our dealers will continue to provide product support and service beyond 2010 for all Caterpillar on-highway engines regardless of truck brand,” said Douglas R. Oberhelman, Caterpillar Group President. “This new truck—targeted for 2010—will incorporate the legendary quality of Caterpillar’s construction and mining machines and provide construction customers a one-stop solution. In addition, with nearly 90 percent of our engine business being off-highway, we’ll continue to concentrate on our substantial and growing opportunities to supply engines in the petroleum, marine, electric power generation and industrial markets—as well as produce engines for our own construction and mining equipment.”

The companies have commissioned teams to focus on the truck and engine opportunities. The initiatives contemplated by the MOU are subject to completion of due diligence, execution of definitive agreements and regulatory approvals.

Global Truck Collaboration

The companies intend to work together to develop, manufacture and distribute commercial trucks in select regions outside of North America. The product offering would include a full line of medium and heavy-duty trucks in both conventional and cab over designs.

“The combination of Navistar’s truck design, development and manufacturing expertise and Caterpillar’s unparalleled worldwide distribution creates a significant advantage for global customers through the ability to offer the right vehicle for the right application through more than 4,700 points of distribution around the world,” said Dee Kapur, President, Navistar Truck Group. “The North American Caterpillar distribution system provides expanded reach for severe service trucks with big bore power, a segment where Navistar has traditionally not been as focused.”

“This is a natural extension of Caterpillar’s more than 40 years serving on-highway customers with proven, award winning technology—combined with unsurpassed global distribution and product support,” said George Taylor, Director of Caterpillar On-Highway Engines.

In addition to the United States and Canada, Navistar has a substantial distribution network in Mexico and Latin America. Caterpillar currently sells on-highway truck engines in Australia and New Zealand, Mexico and throughout Latin America, as well as in the United Kingdom, Belgium, Russia, China and South Africa.

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Engine Technology

Under the alliance, Caterpillar and Navistar plan to cooperate on engine development, incorporating “best in class” technologies from both companies. Caterpillar and Navistar intend to work together on development of mid-range engines for diesel applications, such as school buses and utility trucks. This engine development would support each company’s stated path not to utilize urea-based Selective Catalytic Reduction (SCR) technology.

“There are many opportunities for technology sharing and development that would result in the ability to better meet the worldwide demand for diesel engines in both on and off-highway applications,” said Jack Allen, President, Navistar Engine Group.

“In the past 15 years, Cat has become significantly less dependent on the sale of on-highway truck engines in the total contribution of our global engine profitability,” said Oberhelman. “Our global power systems business has grown significantly—in fact we supply approximately 400,000 diesel engines annually outside of the on-highway truck market. We intend to remain the world leader in clean diesel engines, and this collaboration is a key enabler.”

Remanufacturing Growth and Additional Synergies

Through the alliance, the companies also intend to expand their existing remanufacturing relationship to include Navistar’s recently introduced MaxxForce on-highway engines. The companies expect to pursue additional remanufacturing opportunities as new vehicles and engines are developed.

Caterpillar and Navistar plan to explore opportunities to leverage their scale. Combining raw material and other commodity purchases is just one example of how the two companies can work together to reduce costs.

About Caterpillar

For more than 80 years, Caterpillar Inc. has been making progress possible and driving positive and sustainable change on every continent. With 2007 sales and revenues of $44.958 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. The company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services. More information is available at www.cat.com

About Navistar

Navistar International Corporation traces its roots to 1831 and the former McCormick and International Harvester companies. Today Navistar is the largest North American producer of

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mid-range diesel engines and Class 6-8 commercial trucks and buses. Navistar Defense is a leading producer of advanced armored vehicles and trucks for the U.S. Armed Forces and its allies. Navistar produces International® brand commercial trucks, MaxxForce brand diesel engines, IC brand school and commercial buses, and Workhorse brand chassis for motor homes and step vans, and is a private label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. Navistar is also a provider of truck and diesel engine parts. A wholly owned subsidiary offers financing services. Additional information is available at: www.navistar.com

CATERPILLAR SAFE HARBOR

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will”, “would”, “expect”, “anticipate” or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, changes in economic conditions; currency exchange or interest rates; political stability; market acceptance of the company’s products and services; significant changes in the competitive environment; epidemic diseases; changes in law, regulations and tax rates; and other general economic, business and financing conditions and factors described in more detail in the company’s Form 10-Q filed with the Securities and Exchange Commission on May 2, 2008. This filing is available on our website at www.cat.com/secfilings. We do not undertake to update our forward-looking statements.”

NAVISTAR SAFE HARBOR

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions, including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company’s other liquidity sources, to repay any amounts due should any of the company’s debt become accelerated, decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company’s future orders and other services, which would require the company to pay cash and which could have a material adverse effect on the company’s liquidity position and financial condition, and the inability of Navistar and Caterpillar to reach agreement on the terms of any collaboration and the success of any such collaboration. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Item 1A. Risk Factors of our Form 10-K for the fiscal year ended October 31, 2007, which was filed on May 29, 2008.

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